Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR INFORMATION CONTACT:
May 29, 2012	Evan Zeppos 414-276-6237 / 414-491-6610 / ezeppos@zeppos.com

ASSISTED LIVING CONCEPTS NAMES M.D. AS NEW INTERIM PRESIDENT, CEO

National healthcare leader, former Surgeon General of U.S. Air Force, assumes helm at ALC

MENOMONEE FALLS, Wis. – Assisted Living Concepts, Inc. (NYSE: ALC), a Wisconsin-based operator of licensed, assisted-living and senior residences in 20 states throughout the country, today announced that Lt. General USAF (Ret.) Charles H. “Chip” Roadman II, M.D., has been named as the Interim President and CEO of the company. Dr. Roadman replaces Laurie Bebo, who is no longer employed by ALC.

Dr. Roadman is a member of the ALC Board of Directors and a former Surgeon General of the U.S. Air Force. He is also the former President and CEO of the American Health Care Association, a national non-profit group of about 11,000 state health organizations. He is a former Associate Dean of Wright State Medical School and was a board certified doctor in obstetrics and gynecology. He currently is a Distinguished Professor at the Uniformed Services University of the Health Sciences.

“Dr. Roadman’s significant leadership experience, tremendous knowledge of the healthcare industry and strong commitment to excellence have been demonstrated time and again throughout his impressive career. We are pleased that he has agreed to accept the interim position during this transition period,” said David J. Hennigar, chairman of the ALC Board of Directors. “We are confident in Dr. Roadman’s considerable abilities and leadership skills to concentrate on and directly address certain matters facing ALC while the company focuses on providing the quality of care that meets the expectations of our residents and the ALC Board.”

Dr. Roadman brings nearly four decades of medical and healthcare leadership experience to his position as the new leader of ALC.

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ASSISTED LIVING CONCEPTS / ADD ONE

“I am proud to accept this leadership role because I know firsthand that Assisted Living Concepts is a successful and sound company and I have continued faith in its people and business fundamentals,” Dr. Roadman said. “I recognize that we have areas that need attention, and those matters are my top priority. We will take the necessary steps to enhance care and the quality of our services to meet the expectations of the Board and our residents. We deeply respect and value the thousands of older adults who turn to us for care nationwide, and I want them and their families to know I will work diligently to earn their trust in ALC. With the help of the thousands of committed employees that we have at ALC, I am confident that we can achieve that goal.”

About Us

Assisted Living Concepts, Inc. and its subsidiaries operate 211 senior living residences comprising 9,325 residents in 20 states. ALC’s senior living residences typically consist of 40 to 60 units and offer a supportive, home-like setting. Residents may receive assistance with the activities of daily living either directly from ALC employees or through our wholly owned home health subsidiaries. ALC employs approximately 4,200 people.

Forward-looking Statements

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, including management’s expectations about improving occupancy and private pay mix, are forward-looking statements. Forward-looking statements generally include words such as “expect,” “point toward,” “intend,” “will,” “indicate,” “anticipate,” “believe,” “estimate,” “plan,” “strategy” or “objective.” Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition to the risks and uncertainties referred to in the release, other risks and uncertainties are contained in ALC’s filings with United States Securities and Exchange Commission and include, but are not limited to, the following: changes in the health care industry in general and the senior housing industry in particular because of governmental and economic influences; changes in general economic conditions, including changes in housing markets, unemployment rates and the availability of credit at reasonable rates; changes in regulations governing the industry and ALC’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against ALC; ALC’s ability to maintain and increase census levels; ALC’s ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisitions and ALC’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on ALC’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information. ALC assumes no obligation to update any forward-looking statement.

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